UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2026

IMMIX BIOPHARMA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41159	45-4869378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11400 West Olympic Blvd., Suite 200

Los Angeles, CA 90064

(Address of principal executive offices)

(310) 651-8041

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b)of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	IMMX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 22, 2026, at the 2026 Annual Meeting of stockholders (the “Annual Meeting”) of Immix Biopharma, Inc. (the “Company”), the Company’s stockholders voted on the following two (2) proposals and votes were cast as described below. These matters are described in more detail in the Definitive Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on April 6, 2026.

The final results of voting on each proposal presented at the Annual Meeting are set forth below.

1.

Proposal 1 — Election of Directors Proposal

The stockholders elected each of the individuals listed below to serve as a director of the Company until the next annual meeting of stockholders and until such director’s successor is duly elected and qualified. The results of the voting for this proposal were as follows:

	For	Withheld	Broker Non-Votes
Ilya Rachman	35,738,887	121,893	6,445,684
Gabriel Morris	34,353,302	1,507,479	6,445,683
Jason Hsu	35,844,812	15,969	6,445,683
Magda Marquet	35,731,188	129,592	6,445,684
Helen C. Adams	35,677,258	183,522	6,445,684
Carey Ng	35,840,860	19,921	6,445,683
Jane Buchan	35,731,346	129,434	6,445,684
Yekaterina Chudnovsky	35,749,420	111,360	6,445,684
Nancy Chang	35,744,455	116,325	6,445,684

2.

Proposal No. 2 — Ratification of Auditors Proposal

The stockholders ratified the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026. The results of the voting for this proposal were as follows:

For	Against	Abstentions	Broker Non-Votes
42,276,496	11,526	18,442	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immix Biopharma, Inc.

Dated: May 29, 2026	/s/ Ilya Rachman
Ilya Rachman, M.D., Ph.D.
Chief Executive Officer